Exhibit 99.1

FOR IMMEDIATE RELEASE

Sparton Corporation Explores Strategic Alternatives

SCHAUMBURG, IL. – March 16, 2016 – Sparton Corporation (NYSE: SPA) today announced that its Board of Directors has been exploring a range of strategic alternatives. This process, which commenced several months ago, has the goal of identifying the best way to enhance shareholder value. Wells Fargo Securities, LLC, as financial advisor, and Mayer Brown LLP, as legal advisor, have been retained to assist in this process. The Board is committed to fully evaluating appropriate strategic alternatives while simultaneously supporting Sparton’s management and employees in their implementation of improvements in the Company’s operations, their ongoing conduct of the Company’s business and their continued focus on delivering superior performance to the Company’s customers around the world.

The Board noted that there can be no assurance that the exploration process will result in the Company pursuing a particular course of action or implementing a particular alternative. The Company has not set a definitive timetable for completion of this process and does not intend to disclose further developments until the Board determines it appropriate to do so.

About Sparton Corporation

Sparton Corporation (SPA), now in its 116th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, Illinois, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at http://www.sparton.com/.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and subsequent Forms 10-Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Email: jnesbett@institutionalms.com

Office: (203) 972-9200

Company Contact:

Joseph McCormack

Sparton Corporation

Email: jmccormack@sparton.com

Office: (847) 762-5812